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                                                                     EXHIBIT 4.8

                                JOINDER AGREEMENT

     WHEREAS, Sunshine Acquisition II, Inc. ("Sunshine") and the Initial Purchasers named therein (the "Initial Purchasers") heretofore executed and delivered a Purchase Agreement, dated November 17, 2005 (the "Purchase Agreement"), providing for the issuance and sale of the Notes (as defined therein);

     WHEREAS, as a condition to the consummation of the offering of the Notes, SS&C Technologies, Inc. (the "Company") and each Guarantor (as defined in the Purchase Agreement) that was originally not a party thereto executed and delivered a Joinder Agreement, dated as of November 23, 2005 (the "Original Joinder Agreement"), to join as parties to the Purchase Agreement on the Closing Date;

     WHEREAS, Sunshine, the Company, the Guarantors and the Initial Purchasers heretofore executed and delivered a Registration Rights Agreement, dated November 23, 2005 (the "Registration Rights Agreement"), providing for the registration rights of the Initial Purchasers and any subsequent holder or holders of the Notes; and

     WHEREAS, Cogent Management Inc., a wholly-owned subsidiary of the Company was not originally party to the Purchaser Agreement, the Original Joinder Agreement or the Registration Rights Agreement and has agreed to become a party to the Purchase Agreement and the Registration Rights Agreement as a Guarantor by executing and delivering this Joinder Agreement.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

     NOW, THEREFORE, the undersigned hereby agrees for the benefit of the Initial Purchasers, as follows:

     1. Joinder. The undersigned hereby acknowledges that it has received and reviewed a copy of the Purchase Agreement and the Registration Rights Agreement and all other documents as it deems fit to enter into this Joinder Agreement (the "Joinder Agreement"), and acknowledges and agrees (i) to join and become a party to the Purchase Agreement and the Registration Rights Agreement as indicated by its signature below; (ii) to be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to the Guarantors in the Purchase Agreement and the Registration Rights Agreement as if made by, and with respect to, the signatory hereto; and (iii) to perform all obligations and duties required of the Guarantors pursuant to the Purchase Agreement and the Registration Rights Agreement.

     2. Representations and Warranties and Agreements of the Guarantor. The undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transactions contemplated hereby, that all necessary corporate action to execute, deliver and perform its obligations under this Joinder Agreement and to consummate the transactions contemplated hereby has been duly and validly

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taken and that this Joinder Agreement constitutes a valid and legally binding agreement enforceable against the undersigned in accordance with its terms.

     3. Counterparts. This Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or facsimile or "pdf" file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

     4. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     5. Headings. The section headings used herein are for convenience only and shall not affect the construction thereof.

     6. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS JOINDER AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN.

                            [Signature page follows]


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          IN WITNESS WHEREOF, the undersigned has executed this agreement this
27th day of April, 2006.

                                        COGENT MANAGEMENT INC.


                                        By: /s/ Patrick J. Pedonti
                                            ------------------------------------
                                        Name: Patrick J. Pedonti
                                        Title: Senior Vice President & Treasurer


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